CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of January 26, 2006, by and between M-Wave, Inc., a Delaware corporation (the “Company”) and Ocean Park Advisors, LLC, a California limited liability company (“Consultant”).

1.   Consulting Services. The Company hereby engages Consultant to do the following (the “Engagement”):

(a)   Consultant shall prepare accounting information and financial statements for Jayco Ventures, Inc. (“Jayco”) for the 2004 fiscal year (the “Accounting Services”)

(b)   Company shall engage an auditing firm reasonably acceptable to Consultant to audit the financial information prepared by Consultant (the “Audit Services”); Consultant shall co-ordinate and oversee the performance of the Audit Services by such auditing firm; and

(c)   Consultant shall provide corporate financial advisory services to the Company (the “Advisory Services”). The Advisory Services will be provided primarily by Brian Weiss and Bruce Comer, professionals of Consultant, and will not exceed a total of sixteen (16) hours of work in any week.

The Company has engaged McKennon, Wilson & Morgan, LLP (“McKennon”) to perform the Audit Services. For avoidance of doubt, McKennon’s audit fees (excluding, in each case, out-of-pocket expenses) will be paid by the Consultant out of the Consulting Fee (as defined below).

2.   Term. Consultant shall commence the Engagement on the date hereof. Consultant's obligation to provide Advisory Services shall terminate on March 31, 2006. Consultant's obligation to perform the Accounting Services and to coordinate and oversee the Audit Services shall terminate upon the completion of the Accounting Services and Audit Services as determined by Consultant or the termination thereof as provided below. If during the course of the Engagement Consultant determines, in its sole discretion, that either (i) it is not feasible to complete the Accounting Services or the Audit Services for an amount equal to or less than the Consulting Fee as a result of any significant accounting or compliance issues affecting Jayco that are discovered by Consultant after the date hereof, or (ii) it is not possible to complete the Accounting Services or the Audit Services for any reason, then in either case, Consultant may terminate the Accounting Services or the Audit Services or both. In such event, Consultant will promptly notify the Company of the reasons for such termination. If the Accounting Services or the Audit Services are terminated because of the inadequacy of the Consulting Fee to fund the performance of such services, then the Company and Consultant agree to confer regarding a revised budget for the performance of such services; provided that neither the Company nor Consultant shall have any obligation to agree on such a budget and Consultant shall have no obligation to continue the Engagement. The Company acknowledges that there can be no assurances that the Accounting Services or the Audit Services can be completed. The Company agrees that the Accounting Services will be provided on a commercial best-efforts basis only. Furthermore, the Company agrees that Consultant shall have no responsibility for the outcome of the Services or the performance of McKennon.

 3.   Independent Consultant Relationship. All services rendered hereunder by Consultant shall be rendered as an independent contractor. Consultant shall not have authority to (i) act as agent of the Company or (ii) commit the Company to any course of action. Consultant shall not be entitled to participate in any employee benefit plans or other benefits available to employees of the Company.

 4.    Non Solicitation. Neither party will, during the term hereof and for a period of two years thereafter, solicit or hire (either as an employee, consultant or otherwise) any person who is an employee of, advisor or consultant to, or affiliated with, the other party and was involved in providing services under this Agreement.

 5.   Conflict of Interest Prohibited. It is understood that, during the term of this Agreement, Consultant (and its employees, advisor and consultants) may consult, work or serve in any capacity for another person or entity so long as such activities do not materially interfere with Consultant’s obligation hereunder.

 6.   Payment. In consideration for the Engagement, Consultant shall be paid $150,000 (the “Consulting Fee”). The Consulting Fee shall be paid as follows: (i) $75,000 upon execution of this Agreement; (ii) $37,500 thirty (30) days after the date hereof, and (iii) $37,500 sixty (60) days from the date hereof. The Company agrees that the Consulting Fee will be fully-earned and payable when due as provided above, irrespective of the progress or outcome of the Engagement. In no event shall Consultant be required to refund any portion of any consideration received from the Company.

 7.   Expenses. Consultant shall be entitled to reimbursement of reasonable out-of-pocket expenses directly associated with the Engagement. It is expected that Consultant and McKennon will travel to Florida to perform the services contemplated hereby. Consultant and McKennon will be reimbursed for travel expenses including hotel, meals, telecommunications, and airfare. Consultant shall not and shall not permit McKennon to incur aggregate expenses in excess of $7,500 without prior written approval of the Company. Consultant will present detailed receipts of all expenses to the Company.

8.    Indemnification. The Company agrees to indemnify and hold harmless Consultant, its affiliated entities, members, managers, directors, officers, employees, agents and any other person or entity that directly or indirectly controls or is controlled by or is under common control with any person referred to above from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including without limitation reasonable fees and disbursements of counsel), and any and all actions, suits, proceedings, and investigations in respect thereof, directly or indirectly caused by, relating to, based upon, arising out of, or in connection with any transactions or services contemplated by, referred to in or in any manner otherwise arising out of this Agreement and/or any act or omission of Consultant under or pursuant to this Agreement; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost expense or disbursement to the extent it resulted primarily and directly from the gross negligence or willful misconduct of Consultant.

9.   Arbitration, Choice of Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws. In the event of a dispute, the parties agree to binding arbitration in Los Angeles, California under the Rules for Commercial Arbitration of the American Arbitration Association.

10.          Severability. If any provision of this Agreement or the application thereof is held invalid or unenforceable, then the balance of the Agreement shall be enforceable in accordance with its terms.

11.         Entire Agreement. This Agreement constitutes and contains the entire agreement and final understanding between the parties covering the services provided by the Consultant. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party.

12.          Amendment. This Agreement may be modified only with a written instrument duly executed by each of the parties hereto.

13.         No Assignment. Consultant shall not assign either in whole or in part any of Consultant’s duties or responsibilities hereunder without the written consent of the Company, and any attempt of assignment, transfer or delegation without such consent shall be void.

14.          Headings. Headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature Page Follows]

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

M-WAVE, INC.

By:
Name:
Title:

475 Industrial Drive
West Chicago, IL 60185
Attention:
Facsimile:

OCEAN PARK ADVISORS, LLC

By:
Name:
Title:

5710 Crescent Park East, Suite 334
Plaza Vista, CA 90094
Attention: Managing Director
Facsimile: 310-745-0855